UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 28, 2021
Gates Industrial Corporation plc
(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-38366	98-1395184

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
1144 Fifteenth Street, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)
(303) 744-1911
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value per share	GTES	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01    Submission of Matters to a Vote of Security Holders.

(b) Information required by Item 403(c) of Regulation S-K regarding arrangements known to the registrant which may at a subsequent date result in a change of control.

The information set forth under Item 8.01 below is incorporated by reference into this Item 5.01.

Item 8.01    Other Events.

On September 28, 2021, Blackstone Capital Partners (Cayman) VI L.P., Blackstone Family Investment Partnership (Cayman) VI—ESC L.P., Blackstone GTS Co-Invest L.P., BTO Omaha Holdings L.P. and Omaha Aggregator (Cayman) L.P., affiliates of the investment funds associated with or designated by Blackstone Inc. that together represent the current majority owners of Gates Industrial Corporation plc (the “Company”), informed the Company as follows:

“Wholly-owned subsidiaries of each of Blackstone Capital Partners (Cayman) VI L.P., Blackstone Family Investment Partnership (Cayman) VI—ESC L.P., Blackstone GTS Co-Invest L.P., BTO Omaha Holdings L.P. and Omaha Aggregator (Cayman) L.P. (such subsidiaries, collectively, the “Borrowers”) have entered into (i) a Margin Loan Agreement dated as of September 28, 2021 (the “Loan Agreement”) with Bank of Montreal, as administrative agent and lender, and the lenders party thereto from time to time (each, a “Lender”), and (ii) Pledge and Security Agreements dated as of September 28, 2021 (the “Closing Date”), in each case between one of the Lenders, as secured party (each, a “Secured Party” and, collectively, the “Secured Parties”) and each Borrower as pledgor, pursuant to which the Borrowers pledged on the Closing Date all of the ordinary shares of the Company (the “Ordinary Shares”) owned by them, including Ordinary Shares previously represented by depositary receipts, as collateral to secure repayment of amounts outstanding under the Loan Agreement, and may be required to post additional collateral in certain circumstances (the “Pledge Agreements”). Each of the Borrowers is affiliated with Blackstone Inc.

As of the Closing Date, the Borrowers have borrowed an aggregate of $565 million under the Loan Agreement. Pursuant to the Pledge Agreements, to secure borrowings under the Loan Agreement, the Borrowers have collectively pledged 192,337,591 Ordinary Shares (collectively, the “Pledged Shares”). As of the Closing Date, the Pledged Shares collectively represented approximately 65.9% of the issued and outstanding Ordinary Shares as of August 6, 2021.

The Loan Agreement contains customary default provisions. In the event of a default under the Loan Agreement by the Borrowers, the Secured Parties may foreclose upon any and all Pledged Shares.”

The Company did not independently verify or participate in the preparation of the foregoing disclosure. In addition, the Company is not a party to the Loan Documents and has no obligations thereunder, but has delivered letter agreements to each of the Lenders in which it has, among other things, agreed, subject to applicable law, rules and regulations (including stock exchange rules), not to take any actions that are intended to hinder or delay the exercise of any remedies by the Lenders under the Pledge Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATES INDUSTRIAL CORPORATION PLC (Registrant)
By:	/s/ Cristin C. Bracken
	Name:	Cristin C. Bracken
	Title:	Chief Legal Officer
Date: October 1, 2021